EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bank of Marin Bancorp of our report dated March 13, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Bank of Marin Bancorp, appearing in the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ MOSS ADAMS LLP
Moss Adams LLP
San Francisco, California
October 19, 2017